EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Zytec Corporation on Forms S-8 (File Nos. 33-71602 and 333-11533) of our reports dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Zytec Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included or incorporated by reference in this Annual Report on Form 10-K.



                                            /s/ Coopers & Lybrand L.L.P.
                                            Coopers & Lybrand L.L.P.


Minneapolis, Minnesota
March 24, 1997